Exhibit 10.24

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of July 1, 2015, by and between SPHERIX INCORPORATED, a Delaware corporation (the “Corporation”) and Frank Reiner (the “Executive”).

RECITALS

WHEREAS, the Corporation and the Executive entered into that certain Employment Agreement, dated as of March 14, 2014 (the “Employment Agreement”) for the Executive’s service to the Corporation as Vice President. Licensing and Finance;

WHEREAS, on June 19, 2014, the Compensation Committee of the Board of Directors of the Corporation voted to increase the Executive’s annual Base Salary (as defined in the Employment Agreement) by $15,000 annually; and

WHEREAS, on June 30, 2015, the Board of Directors of the Corporation appointed the Executive as the Interim Chief Financial Officer of the Corporation, to serve the Corporation in such capacity until his later removal, replacement or retirement and the appointment and qualification of his successor as the Corporation’s Chief Financial Officer; and

WHEREAS, the Corporation and the Executive desire to amend the Employment Agreement in accordance with Section 12(c) of the Employment Agreement to reflect the increased responsibilities of the Executive.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

1.           Amendment of Section 2. Section 2 of the Employment Agreement is hereby amended to add the following sentence at the end thereof:

“During the Term and until such time as the Board of Directors of the Corporation shall remove or replace the Executive in such capacity, the Executive shall also serve as the Interim Chief Financial Officer of the Corporation, with such duties, responsibilities and authority as are commensurate and consistent with that position, as may be, from time to time, assigned to him by the Chief Executive Officer of the Corporation or the Board of Directors of the Corporation or as may be set forth as responsibilities of the Chief Financial Officer and Treasurer of the Corporation in the Corporation’s Amended and Restated Bylaws.”

2.          Amendment of Section 4(a). Section 4(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“The Corporation shall pay the Executive as compensation for his services hereunder, in equal bi-weekly installments during the Term, an annual salary of Two Hundred and Thirty Five Thousand Dollars (the “Base Salary’’), less such deductions as shall be required to be withheld under applicable law and regulations; provided, that so long as (and only during such time as) the Executive also serves as Interim Chief Financial Officer of the Corporation, the Executive’s Base Salary shall be Two Hundred and Seventy One Thousand Dollars. The Corporation shall review the Base Salary on an annual basis and has the right but not the obligation to increase it.”

3.          Amendment of Section 5(c ). Section 5(c) of the Employment Agreement is hereby amended to add the following clause at the end of the first sentence thereof:

“provided, that neither the removal or replacement of the Executive as the Interim Chief Financial Officer of the Corporation, nor the reduction of the Executive’s compensation as provided in Section 4(a) of this Agreement upon the Executive ceasing to serve as Interim Chief Financial Officer of the Corporation, shall constitute “Good Reason” for the Executive’s resignation hereunder.”

4.          Miscellaneous. This Amendment may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Amendment shall become binding when one or more counterparts taken together shall have been executed and delivered by each of the parties. Except as modified or supplemented by this Amendment, the terms of the Employment Agreement arc hereby ratified and confirmed. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York without reference to principles of conflicts of law.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first written above.

/s/ Frank Reiner
Name:	Frank Reiner

SPHERIX INCORPORATED,
a Delaware corporation

By:
Name:	Anthony Hayes
Title:	Chief Executive Officer